                                  MAXCO, INC.
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                Three Months Ended September 30,
                                                                    1996                1995
                                                             ------------------  ------------------
                                                              (In thousands except per share data)
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS
----------------------------------------------------------
Net income (loss) from continuing operations                        $   22,431          $     (145)
Net income (loss) from discontinued operations                             (66)                251
                                                             -----------------   -----------------
Net income                                                              22,365                 106
Preferred stock series 2 dividend                                          (27)                (27)
Preferred stock series 3 dividend                                          (24)                (24)
Net Income (Loss) Attributable To Common Stock-Primary
  Continuing operations                                                 22,380                (196)
  Discontinued operations                                                  (66)                251
                                                             -----------------   -----------------
                                                                        22,314                  55
                                                             =================   =================
Net Income (Loss) Attributable To Common Stock-Fully
Diluted
  Continuing operations                                                 22,407                (169)
  Discontinued operations                                                  (66)                251
                                                             -----------------   -----------------
                                                                        22,341                  82
                                                             =================   =================
PRIMARY
----------------------------------------------------------
Average shares outstanding                                           3,917,606           4,262,611
Net effect of dilutive stock options--based on the
 Treasury Stock Method using average market price                       86,700             121,356
                                                             -----------------   -----------------
                                                      TOTAL          4,004,306           4,383,967
Net income (loss) per share:
 Continuing operations                                              $     5.59          $     (.05)
 Discontinued operations                                                  (.02)                .06
                                                             -----------------  ------------------
                                                                    $     5.57          $      .01
                                                             =================   =================
FULLY DILUTED
----------------------------------------------------------
Average shares outstanding                                           3,917,606           4,262,611
Net effect of dilutive stock options--based on the Treasury
 Stock Method using the quarter-end market price if
 higher than average market price                                       86,700             121,356
Assumed conversion of series two 12% cumulative
 redeemable convertible preferred stock                                231,840             231,840
                                                             -----------------  ------------------
                                                      TOTAL          4,236,146           4,615,807
Net income (loss) per share:
 Continuing operations                                              $     5.29          $     (.04)
 Discontinued operations                                                  (.02)                .06
                                                             -----------------  ------------------
                                                                    $     5.27          $      .02
                                                             =================   =================

                                  MAXCO, INC.
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                  Six Months Ended September 30,
                                                                    1996                1995
                                                             ------------------  ------------------
                                                              (In thousands except per share data)
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS
Net income (loss) from continuing operations                        $   22,233          $     (107)
Net income from discontinued operations                                    464                 569
                                                             -----------------   -----------------
Net income                                                              22,697                 462
Preferred stock series 2 dividend                                          (54)                (54)
Preferred stock series 3 dividend                                          (48)                (48)
Net Income (Loss) Attributable To Common Stock-Primary
 Continuing operations                                                  22,131                (209)
 Discontinued operations                                                   464                 569
                                                             -----------------   -----------------
                                                                        22,595                 360
                                                             =================   =================
Net Income (Loss) Attributable To Common Stock-Fully
Diluted
 Continuing operations                                                  22,185                (155)
 Discontinued operations                                                   464                 569
                                                             -----------------   -----------------
                                                                        22,649                 414
                                                             =================   =================
PRIMARY
-------
Average shares outstanding                                           4,074,533           4,272,052
Net effect of dilutive stock options--based on the
 Treasury Stock Method using average market price                       85,221             119,559
                                                             -----------------   -----------------
                                                      TOTAL          4,159,754           4,391,611
Net income (loss) per share:
 Continuing operations                                              $     5.32          $     (.05)
 Discontinued operations                                                   .11                 .13
                                                             -----------------   -----------------
                                                                    $     5.43          $      .08
                                                             =================   =================
FULLY DILUTED
-------------
Average shares outstanding                                           4,074,533           4,272,052
Net effect of dilutive stock options--based on the Treasury
 Stock Method using the quarter-end market price if
 higher than average market price                                       85,221             119,559
Assumed conversion of series two 12% cumulative
 redeemable convertible preferred stock                                231,840             231,840
                                                             -----------------   -----------------
                                                      TOTAL          4,391,594           4,623,451
Net income (loss) per share:
 Continuing operations                                              $     5.05          $     (.03)
 Discontinued operations                                                   .11                 .12
                                                             -----------------   -----------------
                                                                    $     5.16          $      .09
                                                             =================   =================